EXHIBIT 10.1

Amendment No. 1 to Credit Agreement

AMENDMENT NO. 1 dated as of March 17, 2005 (this “Amendment”), to the CREDIT AGREEMENT (the “Credit Agreement”) dated as of August 20, 2004, among US ONCOLOGY HOLDINGS, INC.(“Holdings”), US ONCOLOGY, INC. (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, and CITICORP NORTH AMERICA, INC., as Documentation Agent.

A.  Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B.  The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

C.  The undersigned Lenders are willing so to amend the Credit Agreement, pursuant to the terms and subject to the conditions set forth herein.

D.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

SECTION 1. Amendment of Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)  by inserting the definitions of the following terms in the appropriate alphabetical order:

“Additional Physician Affiliation” means (a) (i) the execution of a Management Services Agreement between the Borrower or any Subsidiary and a physician or a physician practice or (ii) the addition of a physician or a physician practice to an existing Affiliated Practice and (b) the acquisition of any related assets.

“Additional Physician Notes” means subordinated notes issued by the Borrower to physicians in connection with a

Management Services Agreement that (a) are subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Physician Notes, (b) will not mature prior to the date that is five years from the date of the issuance thereof and (c) contain other terms (including covenants, events of default, remedies, redemption provisions and sinking fund provisions, but excluding interest and amortization provisions and redemption premiums) not materially less favorable to the Lenders than the terms of the Physician Notes.

“Distribution Business” means the distribution business of the Borrower and its Subsidiaries.

“Holdings Floating Rate Notes” means the Senior Unsecured Floating Rate Notes due 2015 to be issued by Holdings (and not supported by any Guarantee) in the aggregate principal amount of $250,000,000 and the Indebtedness represented thereby.

“Holdings Floating Rate Notes Documents” means the indenture in respect of the Holdings Floating Rate Notes and all other instruments, agreements and other documents evidencing or governing the Holdings Floating Rate Notes.”

“Long Term Incentive Plan” means the US Oncology Holdings, Inc. 2004 Equity Incentive Plan, as in effect on March 10, 2005.

“Unused Equity Net Proceeds” means the Net Proceeds in respect of any Prepayment Event described in clause (c) of the term “Prepayment Event” that are not required to be utilized to make prepayments of Tranche B Term Borrowings pursuant to Section 2.11(c).

(b)  in the definition of the term “Capital Expenditures” by inserting “or an Additional Physician Affiliation” immediately after “Permitted Acquisition” in clause (ii) to the proviso thereof.

(c)  in the definition of “Consolidated Cash Interest Expense” by (a) inserting the words “, but excluding interest expense in respect of the Holdings Floating Rate Notes (calculated net of the effect of any related Swap Agreements)” after the words “Capital Lease Obligations” in clause (a)(i) thereof and (b) inserting the words “(other than the Holdings Floating Rate Notes)” after the word “Holdings” in clause (a)(ii) thereof.

(d)  in the definition of the term “Consolidated EBITDA”, (i) by inserting “Holdings,” immediately before “the Borrower” in clause (a)(i),

(ii) by replacing “and (viii)” in clause (a) with “, (viii)” and (iii) by inserting at the end of clause (a)(viii) the text “(ix) solely for purposes of determining compliance with the Financial Performance Covenants, (A) any non-recurring fees, cash charges and cash expenses incurred in connection with the issuance of the Holdings Floating Rate Notes and any related transactions in an aggregate amount not to exceed $8,000,000, (B) any payment required to be made under the Long Term Incentive Plan in an aggregate amount not to exceed $14,500,000, solely as a result of Restricted Payments made by Holdings pursuant to Section 6.08(a)(xiv), (C) during any four fiscal quarter period ending on or prior to December 31, 2005, any operating expenses incurred in connection with the Distribution Business, provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (C) for all fiscal periods combined shall not exceed $5,000,000, (D) during the first four fiscal quarter period that ends on or after the first date on which the aggregate amount expended by the Borrower and the Subsidiaries at any time on or prior to such date to acquire inventory intended to be sold through the Distribution Business equals or exceeds $75,000,000 (such date, the “Distribution Business Trigger Date”), the amount (if any) by which (x) $18,000,000 exceeds (y) the portion of Consolidated EBITDA for such four fiscal quarter period attributable to the Distribution Business, (E) during the second four fiscal quarter period that includes the Distribution Business Trigger Date, the amount (if any) by which (x) $13,500,000 exceeds (y) the positive amount (if any) by which the portion of Consolidated EBITDA for such four fiscal quarter period attributable to the Distribution Business exceeds $4,500,000, (F) during the third four fiscal quarter period that includes the Distribution Business Trigger Date, the amount (if any) by which (x) $9,000,000 exceeds (y) the positive amount (if any) by which the portion of Consolidated EBITDA for such four fiscal quarter period attributable to the Distribution Business exceeds $9,000,000 and (G)  during the fourth four fiscal quarter period that includes the Distribution Business Trigger Date, the amount (if any) by which (x) $4,500,000 exceeds (y) the positive amount (if any) by which the portion of Consolidated EBITDA for such four fiscal quarter period attributable to the Distribution Business exceeds $13,500,000.”

(e)  by inserting the words “Holdings Floating Rate Notes Documents,” after the words “Notes Documents,” in clause (e) of the definition of “Change in Control”.

(f)  by replacing “and (v)” in the definition of “Funded Debt” with “, (v) the aggregate principal amount of the Additional Physician Notes outstanding on such date and (vi)”.

(g)  by replacing “or (iii)” in clause (c) of the definition of the term “Prepayment Event” with “, (iii)” and inserting at the end of such clause (c) “(iv) any issuance by Holdings of Equity Interests to management, employees or consultants of Holdings, the Borrower or any Subsidiary pursuant to a stock option or stock purchase plan, benefit plan or employment agreement or similar agreement approved by the Borrower’s Board of Directors”.

(h)  by inserting the words “and, for purposes of Article III, the Holdings Floating Rate Notes and any Additional Physician Notes” after the words “Senior Subordinated Notes” in the definition of the term “Transactions”.

SECTION 2. Amendment to Section 3.16.  Section 3.16 is hereby amended by replacing “and (iii)” in clause (c) thereof with “, (iii) the documentation governing any Additional Physician Notes and (iv)”.

SECTION 3. Amendment to Section 6.01.  Section 6.01(a) is hereby amended by (a) deleting “and” at the end of clause (xviii), (b) replacing the period at the end of clause (xix) with a semicolon and (c) inserting the following at the end thereof:

“(xx) in the case of Holdings, the Holdings Floating Rate Notes; and

(xxi) Additional Physician Notes; provided that (A) the aggregate principal amount of Additional Physician Notes issued pursuant to this clause (xxi) shall not exceed $50,000,000 (excluding any additional principal amounts resulting from pay-in-kind interest), (B) such notes shall be issued in connection with an Additional Physician Affiliation, (C) the Borrower and the Subsidiaries are in compliance on a Pro Forma Basis with the Financial Performance Covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available and (D) no Default has occurred and is continuing or would result therefrom.”

SECTION 4. Amendment to Section 6.03.  Section 6.03(c) is hereby amended by inserting a new sentence at the end thereof as follows: “Notwithstanding the foregoing, Holdings shall be permitted to enter into transactions, engage in activities and maintain assets or incur liabilities in respect of the Holdings Floating Rate Notes, any Qualified Sponsor Notes, any Qualified Preferred Stock, the Long Term Incentive Plan or Swap Agreements related to Indebtedness of Holdings permitted hereunder.”

SECTION 5. Amendment to Section 6.04.  Section 6.04 is hereby amended as follows:

(a) in clause (xv), by deleting “(A) $5,000,000 in any fiscal year and (B)”.

(b) by (i) deleting “and” at the end of clause (xvii), (ii) replacing the period at the end of clause (xviii) with “; and” and (iii) inserting the following at the end thereof:

“(xix) Additional Physician Affiliations; provided that the aggregate purchase price of such Additional Physician Affiliations, which shall be deemed to include any amounts actually paid pursuant to any post-closing payment adjustments, earn-outs or non-compete payments shall not exceed $50,000,000 plus the aggregate principal amount of Additional Physician Notes issued to finance Additional Physician Affiliations.”

SECTION 6. Amendment to Section 6.05.  Section 6.05(i) is hereby amended by deleting “(x) $25,000,000 during the period from and including the Effective Date to and including December 31, 2005, and (y)”.

SECTION 7. Amendment to Section 6.07.  Section 6.07 is hereby amended by inserting “Holdings,” before the words “the Borrower” in clause (b) thereof.

SECTION 8. Amendment to Section 6.08.  Section 6.08 is hereby amended as follows:  (a) in clause (a), by (i) deleting “and” at the end of clause (xii), (ii) replacing the period at the end of clause (xiii) with “; and”, and (iii) inserting the following at the end thereof:

“(xiv) Holdings may make Restricted Payments with the net proceeds from the issuance of the Holdings Floating Rate Notes; and

(xv) the Borrower may make Restricted Payments to Holdings in amounts necessary to enable Holdings to (A) pay non-recurring fees, cash charges and cash expenses incurred in connection with the issuance of the Holdings Floating Rate Notes, (B) make regularly scheduled interest payments on the Holdings Floating Rate Notes, as required by the Holdings Floating Rate Notes Documents, and (C) pay any amount required to be paid under the Long Term Incentive Plan solely as a result of Restricted Payments made pursuant to clause (xiv) above; provided that, in the case of clauses (A), (B) and (C), (X) no Event of Default has occurred and is continuing or would result therefrom and (Y)  such Restricted Payments are used by Holdings for the purposes specified herein within 20 days of receipt thereof.”

(b) in clause (b), by (A) inserting the words “, any Additional Physician Notes” after the words “Existing Senior Subordinated Notes”, (B) deleting “and” at the end of clause (iv), (C) replacing the period at the end of the clause (v) with a semicolon and (D) inserting the following at the end thereof:

“(vi) the prepayment, redemption, defeasance, repurchase or other retirement of all or any portion of the Holdings Floating Rate Notes, Qualified Sponsor Notes, Existing Senior Subordinated Notes, the Senior Notes, the Senior Subordinated Notes, the Physician Notes and any Additional Senior Notes, Additional Senior Subordinated Notes or Additional Physician Notes with Unused Equity Net Proceeds”; and

(vii) the prepayment of any Indebtedness incurred pursuant to Section 6.01(a)(vi).”

SECTION 9. Amendment to Section 6.10.  Section 6.10 is hereby amended by inserting “, Holdings Floating Rate Notes Document after “Senior Subordinated Notes Document” in clause (i) to the proviso thereof.

SECTION 10. Amendment to Section 6.11.  Section 6.11 is hereby amended by (A) replacing “or” in clause (a) with a comma and inserting at the end of clause (a) “or any Holdings Floating Rate Notes Document” and (B) inserting the words “or any Additional Physician Notes” in clause (b) after the words “Physician Notes”.

SECTION 11. Amendment to Section 6.14.  Section 6.14 is hereby amended by inserting a new clause (c) as follows: “Notwithstanding the foregoing, the Borrower shall be permitted to make Capital Expenditures in connection with the Distribution Business during the fiscal year ended December 31, 2005 in aggregate amount not to exceed $15,000,000 in addition to the Capital Expenditures permitted by clauses (a) and (b) above.”

SECTION 12. Representations and Warranties.  Holdings and the Borrower represent and warrant to the Administrative Agent and to each of the Lenders that:

(a)  this Amendment has been duly authorized, executed and delivered by Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)  after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct (or true and correct in all material respects, as the case may be) as of such earlier date); and

(c)  after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 13. Conditions to Effectiveness.  This Amendment shall become effective when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders and (b) the representations and warranties set forth in Section 12 hereof are true and correct (as set forth on an officer’s certificate delivered to the Administrative Agent).

SECTION 14. Credit Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  After the date this Amendment becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 15. Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 17. Expenses.  The Borrower agrees to reimburse the Administrative Agent, the Syndication Agent and the Documentation Agent for out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 18. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 19. Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

US ONCOLOGY HOLDINGS, INC.,

by	/s/ R. DALE ROSS
Name:	R. Dale Ross
Title:	President

US ONCOLOGY, INC.,

by	/s/ R. DALE ROSS
Name:	R. Dale Ross
Title:	President

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